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                                                                   EXHIBIT 99(c)



                               HECHINGER COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)
                                 (in thousands)
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
                                                                                                       13 WEEKS ENDED
                                                                                           MAY 3, 1997            MAY 4, 1996
                                                                                       ------------------      -----------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES

Net loss                                                                                $       (13,544)        $       (5,990)
Adjustments to reconcile earnings to net cash provided by
    operating activities:
    Unusual charges                                                                              (2,583)                (8,768)
    Depreciation and amortization                                                                14,418                 14,473
    Deferred rent expense                                                                           889                   (189)

CHANGES IN OPERATING ASSETS AND LIABILITIES

Merchandise inventories                                                                         (76,766)               (59,335)
Other current assets                                                                             22,620                 (4,723)
Accounts payable and accrued expenses                                                            73,429                109,781
                                                                                       ------------------      -----------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                                                         18,463                 45,249
                                                                                       ------------------      -----------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES

Property, furniture, equipment and other assets:
    Additions                                                                                    (6,470)               (18,932)
    Disposals                                                                                     1,226                    136
                                                                                       ------------------      -----------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                      (5,244)               (18,796)
                                                                                       ------------------      -----------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds from revolving credit facility                                                          99,619                109,378
Payments to revolving credit facility                                                          (103,204)               (87,072)
Other                                                                                              (743)                  (645)
                                                                                       ------------------      -----------------

NET CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES                                               (4,328)                21,661
                                                                                       ------------------      -----------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                             8,891                 48,114

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                   36,727                 35,785
                                                                                       ------------------      -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                              $        45,618         $       83,899
                                                                                       ==================      =================

SUPPLEMENTAL INFORMATION
    Cash payments for income taxes                                                      $           -           $          364
    Cash payments for interest, net of amount capitalized                               $        11,398         $        9,577
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See notes to consolidated financial statements.